                                                                    Exhibit 10.1
                                                                    ------------


                              EMPLOYMENT AGREEMENT

          THIS AGREEMENT (the "Agreement") is made and entered into as of the __________day of____, 199_, by and between JP Foodservice, Inc., a Delaware corporation (the "Company"), and Mark Van Stekelenburg (the "Executive").

          WHEREAS, immediately prior to the date hereof, the Executive was the President, Chief Executive Officer and Chairman of the Board of Rykoff-Sexton Inc., a Delaware corporation ("RSI");

          WHEREAS, immediately prior to the date hereof, the Executive was a party to an Amended and Restated Employment Agreement with RSI, dated as of February 2, 1996, as amended by a letter agreement dated June 9, 1997 (the "Prior Agreement");

          WHEREAS, pursuant to an Agreement and Plan of Merger dated June 30, 1997 (the "Merger Agreement") by and among the Company, RSI, and Hudson Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly-owned subsidiary of the Company, as of the date hereof, RSI will be merged with and into Merger Sub, with Merger Sub as the surviving entity (the "Merger");

          WHEREAS, it is a condition precedent to effectuating the Merger that the Executive enter into an employment agreement with the Company in the form hereof, which agreement supersedes any previous employment agreement the Executive may have had with RSI, including, but not limited to, the Prior Agreement.

          NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, it is agreed as follows:

          1.  Employment.  The Company hereby agrees to employ the Executive and
              ----------
the Executive hereby agrees to be in the employ of the Company upon the terms and conditions herein set forth.

          2.  Term.  Employment shall be for a term commencing on the closing
              ----
date of the Merger (the "Effective Date") and, subject to termination under
Section 8, expiring on the third anniversary of the Effective Date.

          3.  Duties of the Executive.  The Executive shall serve as the Vice
              -----------------------
Chairman and President of the Company. The Executive shall report solely to the Chief Executive Officer and shall have those duties that are assigned to him by the Chief Executive Officer. The Executive shall devote substantially all of his normal working time and his best efforts, full attention and energies to the duties assigned to him by the Chief Executive Officer. The Company shall use its best efforts to cause the Executive to be elected as a member of its Board of Directors (the "Board") and as Vice Chairman of the Board throughout the term of this Agreement and shall include him in the management slate for election as a director at every stockholders' meeting at which his term as a director would otherwise expire. To the extent that it does not interfere with the Executive's employment hereunder, the Executive may (a) serve as an officer or director of, or otherwise participate in any non-competing entity and any education, welfare, social, religious or civic organizations or (b) manage personal and family investments. Nothing in this Section 3 shall be deemed to prohibit the Executive from acquiring, directly or indirectly, solely as an investment, not more than two percent (2%) of any class of securities of any entity that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, including the regulations issued thereunder.

          4.  Compensation.
              ------------

              (a) During the term of this Agreement, the Company shall pay to the Executive a base salary of not less than $500,000 per annum, which base salary may be increased (but not decreased) from time to time by the Board in its sole discretion, payable at the times and in the manner consistent with the Company's general policies regarding compensation of executive employees. The Board may from time to time authorize such additional compensation to the Executive, in cash or in property, as the Board may determine in its sole discretion to be appropriate.

              (b) In addition to base salary, the Executive shall be provided, for each fiscal year ending during the term of this Agreement, an annual bonus opportunity in cash and stock-based incentives at least equal to 100% of the Executive's annual base salary. Each such annual bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the annual bonus is awarded, unless the Executive shall elect to defer the receipt of such annual bonus.

          5.  Executive Benefits.
              ------------------

              (a) During the term of this Agreement, the Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its subsidiaries.

              (b) During the term of this Agreement, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practice, policies and

                                       2
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programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its subsidiaries.

              (c) During the term of this Agreement, the Executive shall be entitled to fringe benefits, including, without limitation, tax and financial planning services, payment of club dues, use of an automobile and payment of related expenses, as generally provided to other peer executives of the Company. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, the Company shall, during the term of this Agreement, pay all of the Executive's dues and membership assessments of two country clubs, one of which shall be the Riviera Country Club in Los Angeles, California, and such other club memberships as are determined by the Executive and the Board to be useful in connection with the Executive's duties on behalf of the Company. The Company shall also reimburse the Executive for all reasonable expenses incurred at such club(s) on behalf of the Company. In addition, without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, the Executive shall be entitled, during the term of this Agreement, at the Company's expense, to the full use of a new car (including adequate insurance for the Executive, automobile and occupants and full maintenance and operating costs necessary and appropriate to maintain such car in prime and safe operating condition). In the event the Executive terminates his employment for any reason other than for Cause (as defined in Section 9(e)), the Executive shall furthermore be offered the option to acquire the car at the lesser of the book value of the car at the time of the Executive's termination of employment or the lease purchase price provided for in any car lease between the Company and any third party lessor at the time of the Executive's termination of employment. The option to purchase after termination as provided for herein shall be exercised by the Executive no later than 90 days after termination of employment.

              (d) During the term of this Agreement, the Executive shall be entitled to at least four weeks of paid vacation per calendar year. The Executive shall have the right to accrue and carry forward unused vacation.

              (e) The Company shall provide reimbursement for relocation expenses to the Columbia, Maryland area in accordance with RSI's past policies, practices and procedures for senior executives; provided, however, that the Company shall have the right to participate in all decisions relating to the sale of the Executive's residence. Thereafter, reimbursement for relocation expenses shall be in accordance with the Company's practice and procedures for senior executives.

              (f) The Executive's benefits under this Section 5 shall be reduced to the extent that the Executive is or becomes entitled to receive comparable benefits under the terms of the Prior Agreement or the Third Amended

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and Restated Change in Control Agreement between RSI and the Executive, dated
June 9, 1997 (the "Change in Control Agreement").

          6.  Expenses.  During the term of this Agreement, the Executive shall
              --------
be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company.

          7.  Place of Performance.  In connection with his employment by the
              --------------------
Company, unless otherwise agreed by the Executive, the Executive shall be based at the offices of the Company located in Columbia, Maryland, except for travel reasonably required for Company business.

          8.  Termination.
              -----------

              (a) Involuntary Termination. The Executive's employment hereunder may be terminated by the Company for any reason by written notice as provided in
Section 14(f). The Executive's Disability (as defined herein) during the term of the Agreement shall constitute an involuntary termination of employment hereunder, unless the Board expressly extends such employment for a specified time thereafter. The Executive will be treated for purposes of this Agreement as having been involuntarily terminated by the Company if the Executive terminates his employment with the Company under the following circumstances: (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3 of this Agreement; (ii) any failure by the Company to comply with any of the provisions of Section 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (iii) the Company's requiring the Executive to be based at any office or location outside of Columbia, Maryland or more than 35 miles from the location provided in Section 7 hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date; (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or (v) during the 30-day period immediately following the first date, after the Effective Date, on which a Change in Control (as defined below) occurs, for any reason or without reason. For purposes of this Section 8(a), any good faith determination by the Executive after the Effective Date as to whether a termination by the Executive should be treated as an involuntary termination by the Company shall be conclusive. Notwithstanding the foregoing, a termination by the Company or by the Executive that is effective on or after the first anniversary of the Effective Date shall not be considered an involuntary termination, provided that the party terminating the Executive's employment provides written notice of such termination to the other party at least 30 days. prior to the effective date of such termination.

              (b) Voluntary Termination. (i) By the Executive. The Executive may voluntarily terminate the Agreement (including without limitation by retirement) at any time by notice to the Company as provided in Section 14(f). The Executive's death during the term of the Agreement shall constitute a voluntary termination of employment for purposes of eligibility for Termination Payments and Benefits as provided in Section 9.

              (ii) By the Company. Notwithstanding the provisions of Section 8(a) above, the Company shall have the absolute right to terminate the employment of the Executive effective on or after the first anniversary of the Effective Date, and such termination shall not be considered an involuntary termination, provided that the Company gives written notice of such termination to the executive at least 30 days prior to the effective date of such termination.

              (c) Subject to Section 9 and any benefit continuation requirements of applicable laws, in the event the Executive's employment hereunder is voluntarily or involuntarily terminated for any reason whatsoever, the compensation and benefits obligations of the Company under Sections 4 and 5 shall cease as of the effective date of such termination, except for any compensation and benefits earned or accrued but unpaid through such date.

          9.  Termination Payments and Benefits.  If the Executive's employment
              ---------------------------------
hereunder is involuntarily terminated by the Company other than for Cause (as defined herein) prior to the end of the term of this Agreement, then the Company shall be obligated to pay to the Executive certain termination payments and make available certain benefits during the termination payment period, as follows:

              (a) Termination Payment Period. The Termination Payment Period shall be the fraction of a year, if any, remaining from the date of termination to the first anniversary of the Effective Date.

              (b) Calculation of Termination Payment. The termination payment shall equal the product of the Termination Payment Period as set forth above in subsection (a) multiplied by the sum of (i) the Executive's
                                  -------------
          highest annual base salary during the three-year period prior to the Executive's termination plus (ii) the Executive's average annual cash
                                  ----
          incentive compensation award during the three-year period prior to the Executive's termination. For purposes of this subsection, (b) the applicable three-year period shall include employment with RSI.

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

              (c) Method of Payment. The termination payment shall be paid to the Executive in a lump sum payment in cash or by check or wire transfer within five (5) days of the termination of the Executive's employment.

              (d)  Benefits.

                         (i) Notwithstanding any provision to the contrary in any option agreement or other agreement or in any plan, (x) all of the Executive's outstanding stock options shall immediately become exercisable and (y) all restrictions on any other equity awards shall lapse and such awards shall vest.

                         (ii) During the Termination Payment Period as set forth above in subsection (a), the Company shall use its best efforts to maintain in full force and effect for the continued benefit of the Executive all employee welfare benefit plans and perquisite programs in which the Executive was entitled to participate immediately prior to the Executive's termination or shall arrange to make available to the Executive benefits substantially similar to those which the Executive would otherwise have been entitled to receive if his employment had not been terminated. Such welfare benefits shall be provided to the Executive on the same terms and conditions (including employee contributions toward the premium payments) under which the Executive was entitled to participate immediately prior to his termination. The Company does not guarantee a favorable tax consequence to the Executive for continued coverage and benefits under the Company-sponsored plans nor will it indemnify the Executive for such results except with respect to the life insurance plan made available under Section 5.

                         (iii) Notwithstanding the foregoing, with respect to the Executive's continued coverage under the Company's medical and dental plan, or a successor plan, pursuant to this provision, the Executive's "qualifying event" for purposes of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") shall be his date of termination from the Company.

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

                         (iv) Any termination payments hereunder shall not be taken into account for purposes of any retirement plan or other benefit plan sponsored by the Company, except as otherwise expressly required by such plans or applicable law.

                         (v) The Company shall provide to the Executive reimbursement for relocation expenses on a basis consistent with the Company's practices for senior executive.

              (e) Termination for Cause. For purposes of this Agreement, "Cause" shall mean

                         (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Chief Executive Officer which specifically identifies the manner in which the Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties, or

                         (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, its successors or assigns.

          For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and

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

          the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive has engaged in the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

               (f) Change in Control. A "Change in Control" of the Company shall mean any of the following events that occurs after the Effective
          Date:

                         (i) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person (as defined in Section 9(f)(ii)) other than the Board; or

                         (ii) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the Company's stock generally entitled to vote for the election of directors ("Voting Stock") or the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or other transaction (a "Business Transaction"), in each case, unless, following such Business Transaction, (i) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Transaction) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of Voting Stock of the Company or the corporation resulting from such Business Transaction and
                    (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Transaction; or

                         (iii) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

                         (iv) Notwithstanding the foregoing provisions of subsection (f), the Merger shall not constitute a Change in Control.

               (g) Disability Defined. "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company, its successors or assigns or its insurers and acceptable to the Executive or the Executive's legal representative.

               (h) No Obligation to Mitigate. The Executive is under no obligation to mitigate damages or the amount of any payment provided for hereunder by seeking other employment or otherwise; provided, however, that the Executive's coverage under the Company's welfare benefit plans will terminate when the Executive becomes covered under any employee benefit plan made available by another employer and covering the same type of benefits. The Executive shall notify the Company within thirty (30) days after the commencement of any such benefits.

               (i) Effect of Change of Control Agreement and Prior Agreement. The Executive's severance benefits under Section 9(d)(ii) of this Agreement shall be reduced to the extent that the Executive is or becomes entitled to receive comparable benefits under the terms of the Prior Agreement or the "Change in Control Agreement".

               (j)  Certain Additional Payments by the Company.

                         (i) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the

                                       9
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                    event it shall be determined that any payment or
                    distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (including, without limitation, amounts attributable to the acceleration of vesting of stock options), but determined without regard to any additional payments required under this Section 9(k)) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 9(k)(i), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

                         (ii) Subject to the provisions of Section 9(k)(iii), all determinations. required to be made under this Section 9(k), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by KPMG Peat Marwick or such other certified public accounting firm as may be designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that

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

                    the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9(k), shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be the binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Cross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 9(k)(iii) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                              (iii) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date than any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

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

                              (A) give the Company any information reasonably requested by the Company relating to such claim,

                              (B)  take such action in connection with
                         contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                              (C) cooperate with the Company in good faith in order effectively to contest such claim, and

                              (D) permit the Company to participate in any proceedings relating to such claim;

                    provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 9(k)(iii), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                         (iv) If, after the receipt by the Executive of an
                    amount advanced by the Company pursuant to Section 9(k)(iii), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 9(k)(iii)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 9(k)(iii), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          10.  Additional Covenants of the Executive.
               -------------------------------------

                    (a) The Executive acknowledges that (i) the principal business of the Company and its subsidiaries is the broadline foodservice distribution business (the "Present Business"); (ii) the Company and its subsidiaries constitute one of a limited number of persons who have developed the Present Business; (iii) the Executive's work for the Company and its subsidiaries has given and will continue to give him access to the confidential affairs and proprietary information of the Company and its subsidiaries not readily available to the public; and (iv) the agreements and covenants of the Executive contained in this Section 10 are essential to the business and goodwill of the Company. Accordingly, the Executive covenants and agrees that:

                    (b) While employed by the Company and for a period of one year following the termination of this Agreement, he will not, (I) in
          any state (other than any Excluded State,   as defined below) where
          the Company or its subsidiaries is then conducting business, directly or indirectly; (1) engage in the Present Business and any other principal line of business developed by the Company or its subsidiaries during the term of this Agreement which, in each case, is then being conducted by the Company or its subsidiaries (hereinafter collectively referred to as the "Company Business") for the Executive's own account; (2) render any services in any capacity to any person (other than the Company or its affiliates) engaged in such
          activities; or (3) become interested in any person (other than   the
          Company or its affiliates) engaged in such activities as a partner, shareholder, principal, agent, trustee, consultant or in any other relationship or capacity; provided, however, that the Executive may own, directly or indirectly, solely as an investment, securities of any person which are traded on any national securities exchange or NASDAQ if the Executive (A) is not a controlling person of, or a member of a group which controls, such person and (B) does not, directly or indirectly, own one percent (1%) or more of any class of securities of such person, or (II) become an employee of, consultant to, or otherwise render services to any of SYSCO Corporation, Alliant Foodservice (formerly Kraft) or any of their respective affiliates or successors. For purposes of this Section 10(a), "Excluded State" shall mean any state in which annual sales of the Company Business in the most recently completed fiscal year were less than $1 million.

                    (c) During the Employment Period and thereafter, the Executive shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the Company Business and to the Company and its affiliates learned by the Executive heretofore or hereafter, directly or indirectly, from the Company and its affiliates, including any information concerning the business, affairs, customers, clients, sources of supply and customer lists of the Company and its affiliates (the "Confidential Company Information") and shall not disclose them to anyone except with the Company's express written consent and except for Confidential Company Information which (1) is at the time of receipt or thereafter becomes publicly known, through no breach of this Agreement by the Executive or (2) is received from a third party not under an obligation to keep such information confidential and without breach of this Agreement by the Executive.

          These rights of the Company are in addition to and without limitation to those rights and remedies available under common law for protection of the types of such confidential information which constitute "trade secrets" as construed under controlling law.

                    (d) For a period of one year following the termination of this Agreement, the Executive shall not, without the Company's prior written consent, directly or indirectly, knowingly solicit or encourage to leave the employment of the Company and its subsidiaries, any employee of the Company or any of its subsidiaries or hire any employee who has left the employment of the Company or any of its subsidiaries within one year of the termination of such employee's employment with the Company or any of its subsidiaries.

                    (e) Any Confidential Company Information (including any memoranda, notes, lists, records and other documents and all copies thereof) made or compiled by the Executive or made available to the Executive concerning the Company's Business or the Company or any of its affiliates shall be the Company's property, shall be kept confidential in accordance with the provisions of this Section 10 and shall be delivered to the Company at any time on request.

                    (f) If the Executive breaches, or threatens to commit a breach of, any of the provisions of Section 10 (the "Restrictive Covenants"), the Company shall have the right and remedy, in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity, to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

                11.  Arbitration.  In the event of any dispute, controversy or
                     -----------
claim arising out of any provision of this Agreement (excluding, however, any dispute, controversy or claim arising out of Section 10), the parties agree to submit such dispute, controversy or claim to arbitration and that the determination in such arbitration shall be final and binding. Arbitration shall be effected in the State of Maryland by a panel of three arbitrators in accordance with the commercial arbitration rules then in force of the American Arbitration Association, which shall administer the arbitration and act as appointing authority. In the event of any conflict between the rules and the provisions of this Section 11, the provisions of this Section 11 shall govern. The arbitrators shall interpret this Agreement in accordance with the substantive laws of the State of Maryland. Any judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof, with costs of the arbitration to be borne equally by the parties, except that each party shall pay the fees and expenses of its own counsel in the arbitration.

          12.  Legal Fees and Expenses.  In the event of litigation between the
               -----------------------
parties regarding interpretation or enforcement of this Agreement, the parties agree that the prevailing party shall be entitled to recover reasonable attorneys' and related fees and expenses incurred in connection with the litigation.

          13.  Certain Agreements with RSI.  From and after the Effective Date,
               ---------------------------
the Change in Control Agreement, the Prior Agreement and the Supplemental Retirement Plan for the Executive, originally effective as of July 20, 1994, and as amended effective June 19, 1995, between RSI and the Executive (the "Supplemental Retirement Plan") shall remain in full force and effect. The Company will, and will cause Merger Sub to, honor and perform the Change in Control Agreement, the Prior Agreement and the Supplemental Retirement Plan in accordance with their respective terms, as modified by this Section 15. The commencement of the Executive's employment with the Company on the Effective Date under the terms of this Agreement shall be treated as follows:

                    (a) For purposes of the Change in Control Agreement, the employment of the Executive with RSI shall be treated as having been terminated by RSI after the occurrence of a Change in Control other than by reason of The Executive's death. The Date of Termination shall be deemed to be the day immediately prior to the Effective Date; provided, however, for purposes of Section 3(C) of the Change in Control Agreement, the Date of Termination shall be deemed to be the date of termination of the Executive's employment with the Company. Except as modified by the preceding sentence, as used in this Section 13(a), the terms "Change in Control" and "Date of Termination" shall have the meanings assigned to such terms in the Change in Control Agreement. The applicable benefit plans and perquisite programs shall be determined based upon those in effect at RSI immediately prior to the Effective Date.

                    (b) For purposes of the Prior Agreement, the employment of the Executive with RSI shall be treated as having been involuntarily terminated by RSI other than for Cause. Such termination shall be deemed to have been implemented with prior written notice and to be effective on the day prior to the Effective Date; provided, however, that (i) for purposes of the third paragraph of Section 9(d) of the Prior Agreement, the Executive's "qualifying event" shall be deemed to be the date of termination with the Company, and
          (ii) for purposes of Section 9(b) of the Prior Agreement, coverage by the Company or any Affiliate shall not be taken into account. For purposes of the second paragraph of Section 9(d) of the Prior Agreement, the applicable benefit plans and perquisite programs shall be determined based upon those in effect at RSI immediately prior to the Effective Date.

                    (c) For purposes of the Supplemental Retirement Plan, the employment of the Executive with RSI and all Affiliates shall be treated as having been terminated other than by reason of his death or
          an approved leave of absence.   The Executive's Termination of
          employment shall be deemed to occur on the date immediately prior to the Effective Date; provided, however, that (i) for purposes of
          Section 4.6 of the Supplemental Retirement Plan, the employment by the Company or any affiliate on or after the Effective Date shall not be treated as reemployment by the Employer or an Affiliate for purposes of the Supplemental Retirement Plan, and (ii) the Executive's accrued benefit under the Qualified Pension Plan for purposes of Section 4.1(a)(ii) of the Supplemental Retirement Plan shall be based on his accrued benefit under the Qualified Pension Plan determined as of the day immediately prior to the Effective Date. Except as provided in this Section 13(c), the terms "Affiliate", "Termination of Employment", "Qualified Pension Plan" and "Employer" shall have the meanings assigned to such terms in the Supplemental Retirement Plan.

          14.  Miscellaneous.
               ---------------

                (a) Affiliate Definition. "Affiliate" shall mean any person, firm or corporation which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the persons specified.

                (b) Company, Successor and Assigns Definitions.
(i) The Company, its successors or assigns shall mean the Company and/or its past, present and future affiliates, divisions, subsidiaries, facilities, parents, successors, predecessors and assigns, and their respective past, present and future officers, directors, managers, shareholders, agents, representatives, attorneys and employees.

             (ii) RSI, its successors or assigns shall mean RSI and/or its past, present and future affiliates, divisions, subsidiaries, facilities, parents, successors, predecessors and assigns, and their respective past, present and future officers, directors, managers, shareholders, agents, representatives, attorneys and employees.

                    (c) Amendments. This Agreement may be amended only by a writing executed by each of the parties hereto.

                    (d) Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties; provided, however, that the Prior Agreement, the Change in Control Agreement and the Supplemental Retirement Plan shall be subject to Section 13.

                    (e) Law and Interpretation. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Maryland. With respect to each and every term and condition in this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

                    (f) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when received if personally delivered, (b) within 12 hours after being sent by telecopy, with telecopy confirmation, and (c) when received (as established by written receipt) if sent by established overnight courier to the parties (and to the persons to whom copies shall be sent) at:

     To the Company:  JP Foodservice, Inc.
                      9830 Patuxent Woods Drive
                      Columbia, Maryland 21046
                      Telecopy No.: (410) 312-7149
                      Attention: David M. Abramson, Esq.

     With a copy to:  Wachtell, Lipton, Rosen & Katz
                      51 West 52nd Street
                      New York, New York 10019
                      Telecopy No.: (212) 403-2000

                        Attention: Edward D. Herlihy, Esq.

     To the Executive:  Mr.  Mark Van Stekelenburg
                        34 Deverell Drive
                        North Barrington, Illinois 60010
                        Telecopy No.:

     With a copy to:
                        ----------------------------------
                        ----------------------------------
                        ----------------------------------
                        ----------------------------------

Any party by notice given to the other party in accordance with this Section 14(f) may change the address or the persons to whom notices or copies thereof shall be directed.

                        (g) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

                        (h) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs, as set forth herein, but no rights, obligations or liabilities hereunder shall be assignable by the Executive without the prior written consent of the Company, its successors or assigns.

                        (i) Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other further exercise thereof or the exercise of any other such right, power or privilege.

                        (j) Headings. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

          IN WITNESS WHEREOF, the Executive has executed, and the Company has caused its duly authorized representative to execute, this Agreement as of the date first above written.


                                            JP FOODSERVICE, INC.


                                            By
                                              ----------------------------------



                                            ------------------------------------
                                            Mark Van Stekelenburg